     As filed with the Securities and Exchange Commission on June 26, 2000

                                                          Registration No. 333 -
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                               ________________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ________________

                            STAR GAS PARTNERS, L.P.
              (Exact name of registrant as specified in charter)

              Delaware                                       06-1437773
   (State or other jurisdiction of                        (I.R.S. Employer
    incorporation or organization)                       Identification No.)

                             2187 Atlantic Street
                               P. O. Box 120011
                       Stamford, Connecticut 06912-0011
                                (203) 328-7300
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               ________________

                          Employee Unit Incentive Plan

                              (Full Title of Plan)
                               ________________

                              Richard F. Ambury,
                         Vice President and Treasurer
                                 Star Gas LLC
                             2187 Atlantic Street
                               P. O. Box 120011
                       Stamford, Connecticut 06912-0011
                                (203) 328-7300
          (name and address, including zip code and telephone number, including area code of agent for service)

                               ________________

                                   Copies to:

                              Brian Brodrick, Esq.
                   Phillips Nizer Benjamin Krim & Ballon LLP
                                666 Fifth Avenue
                            New York, New York 10103
                                 (212) 977-9700

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                           Proposed              Proposed
Title of Each                                              Maximum               Maximum             Amount of
Class of Securities                   Amount to be         Offering              Aggregate           Registration
to be Registered                      Registered(1)        Price Per Share       Offering Price      Fee
------------------------------------------------------------------------------------------------------------------
Senior Subordinated Units........     518,000              $5.6875(2)            $2,946,125(2)       $778.00
==================================================================================================================

(1) An indeterminate number of Senior Subordinated Units are registered hereunder, which may be issued in the event provisions against dilution become operative. No additional registration fee is included for these shares.

(2) The registration fee is based upon the average of the high and low sales prices for the Senior Subordinated Units of $ 5.6875 on June 23, 2000, as prescribed by Rule 457(c).

                                    PART II

Item 3.  Incorporation of Documents by Reference.

     The following documents which have been filed by Star Gas Partners, L.P. (the "Registrant") with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration
Statement:

     1. Annual Report on Form 10-K, as amended, for the fiscal year ended September 30, 1999.

     2. Quarterly Reports on Form 10-Q for the fiscal quarters ended December 31, 1999 and March 31, 2000.

     3. The description of the Senior Subordinated Units contained in the Registrant's Registration Statement on Form 8-A filed pursuant to
          Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the respective dates of filing such documents.

     The Registrant will provide without charge to any Plan participant, at the request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents). Requests should be directed to Richard F. Ambury, Vice President, Star Gas Partners, L.P., 2187 Atlantic Street, Stamford, Connecticut 06902 (Tel. No. 203-328-7300).

Item 4.  Description of Securities.

     Not Applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.  Indemnification of Directors and Officers.

     The amended and restated partnership agreement (the "Partnership Agreement") of the Registrant and the amended and restated partnership agreement (the "Operating Partnership Agreement") of the Registrant's subsidiary, Star Gas Propane, L.P. (the "Operating Partnership"), provide that the Registrant or the Operating Partnership, as the case may be, will indemnify (to the fullest extent permitted by applicable law) certain persons (the "Indemnitees") from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including, without limitation, legal fees and expenses), judgements, fines and amounts paid in settlement actually and reasonably incurred by such Indemnitee in connection with any claim, demand, action, suit or proceeding to which the Indemnitee is or was an actual or threatened party and which relates to the Partnership Agreement or the Operating Partnership Agreement or the property, business, affairs or management of the Registrant or the Operating Partnership. This indemnity is available only if the Indemnitee acted in good faith, in a manner in which such Indemnitee believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful.

Indemnitees include the general partner, any Departing Partner (as defined in the Partnership Agreement), any affiliate of the general partner or any Departing Partner, any person who is or was a director, officer, employee or agent of the general partner or any Departing Partner or any affiliate of either, or any person who is or was serving at the request of the General Partner, any Departing Partner, or any such affiliate as a director, officer, partner, trustee, employee or agent of another person. Expenses subject to indemnity will be paid by the applicable Registrant to the Indemnitee in advance, subject to receipt of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined by a court of competent jurisdiction that the Indemnitee is not entitled to indemnification. The Registrant will, to the extent commercially reasonable, purchase and maintain insurance on behalf of the Indemnitees, whether or not the Registrant would have the power to indemnify such Indemnitees against liability under the applicable partnership agreement. Star Gas LLC, the general partner of the Registrant, maintains a policy of directors' and officers' liability insurance on behalf of its officers and directors.

Item 7.  Exemption From Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

Exhibit
Nos.           Description of Exhibits
-------        -----------------------

5.1*      Opinion of Phillips Nizer Benjamin Krim & Ballon LLP
10.1*     Employee Unit Incentive Plan and forms of Incentive Units Agreements
23.1*     Consent of KPMG LLP
23.3*     Consent of Phillips Nizer Benjamin Krim & Ballon LLP (included in
          Exhibit 5.1)*

__________________
*Filed herewith.

Item 9.  Undertakings.

     1.   The undersigned Registrant hereby undertakes:

          (i) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (ii) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (iii) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or controlling persons of the Registrant, pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for the filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on the 26th day of June, 2000.

                                    Star Gas Partners, L.P.

                                    By:  STAR GAS LLC,
                                         As General Partner


                                    By   /s/ Irik P. Sevin
                                       ---------------------------------------
                                       Irik P. Sevin
                                       Chairman of the Board and
                                       Chief Executive Officer

                               POWER OF ATTORNEY

     Each person whose signature appears below appoints Irik P. Sevin, Richard
F. Ambury and George Leibowitz and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection, therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them or their or his or her substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

          Signature                      Title                        Date
          ---------                      -----                        ----

  /s/ Irik P. Sevin            Chairman of the Board, Chief        June 26, 2000
--------------------------
             Irik P. Sevin     Executive Officer and Director
                               (Principal Executive Officer)

  /s/ George Leibowitz         Chief Financial Officer (Principal  June 26, 2000
--------------------------
          George Leibowitz     Financial and Accounting Officer)


  /s/ Audrey L. Sevin          Director                            June 26, 2000
--------------------------
           Audrey L. Sevin

  /s/ William Nicoletti        Director                            June 26, 2000
--------------------------
         William Nicoletti


  /s/ Paul Biddelman           Director                            June 26, 2000
--------------------------
            Paul Biddelman

  /s/ Thomas J. Edelman        Director                            June 26, 2000
--------------------------
         Thomas J. Edelman


  /s/ I. Joseph Massoud
--------------------------     Director                            June 26, 2000
         I. Joseph Massoud


  /s/ Stephen Russell          Director                            June 26, 2000
--------------------------
           Stephen Russell